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                                                                    Exhibit 99.3

                             EGGROCK PARTNERS, INC.

                       CONSENT OF ALL VOTING STOCKHOLDERS

                                                                 ______ __, 2000

         The undersigned, being all of the holders of capital stock of Eggrock Partners, Inc., a Delaware Corporation (the "Company"), entitled to vote hereby consent to the adoption of the following resolutions in connection with the merger (the "Merger") of Benedict Acquisition Corp. ("Benedict") with and into the Company, pursuant to the Agreement and Plan of Merger by and between the Company, Breakaway Solutions, Inc. ("Breakaway") and Benedict dated as of January 26, 2000 (the "Merger Agreement"). Pursuant to the Merger Agreement, the parties have agreed that Benedict will merge with and into the Company and that the Company will be the surviving corporation and will thereafter be a wholly-owned subsidiary of Breakaway.

         WHEREAS, the Board of Directors of the Company has recommended, adopted, approved and declared advisable the Merger and the Merger Agreement;

         NOW, THEREFORE BE IT RESOLVED, that the Merger Agreement by and between the Company, Breakaway and Benedict in the form attached hereto as EXHIBIT A is hereby adopted and approved in order to effect the Merger.

         FURTHER RESOLVED, that the President, Treasurer and Secretary (each, an "Authorized Officer"), be and each of them acting singly hereby is authorized to execute and deliver on behalf of the Company the Merger Agreement and any and all other agreements, documents, instruments or certificates that in the judgment of any of the Authorized Officers may be necessary or advisable in connection with the Merger and the transactions contemplated thereby.

         FURTHER RESOLVED, that the Authorized Officers, acting singly or collectively, be and hereby are, authorized and empowered, on behalf of the Company and in the same name, to take or cause to be taken such other action in connection with the Merger as any such officer or officers may deem necessary or desirable in connection with the consummation of the transactions contemplated by the above resolutions and in connection therewith to execute and deliver any and all documents and to incur any and all expenses as any such officer or officers may deem necessary or advisable; and that any actions previously taken by any such officer or officers in connection therewith are hereby ratified and confirmed in all respects.

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         IN WITNESS WHEREOF, the undersigned Voting Stockholders of the Company have executed this Consent as of the date first set forth above.

                                            HOLDERS OF VOTING COMMON STOCK:

                                            -----------------------------
                                            Maureen Ellenberger

                                            -----------------------------
                                            Vijay Manwani

                                            -----------------------------
                                            Michael Mordas

                                            HOLDERS OF SERIES A PREFERRED STOCK:

                                            Battery Ventures V, L.P.

                                            ------------------------------
                                            Name:
                                            Title:

                                            Battery Investment Partners V, LLC

                                            ------------------------------
                                            Name:
                                            Title:

                                            Battery Ventures Convergence Fund,
                                            L.P.

                                            ------------------------------
                                            Name:
                                            Title:

                                            1998 GPH Fund LLC

                                            ------------------------------
                                            Name:
                                            Title:

                                            GPH ER Partners

                                            ------------------------------
                                            Name:
                                            Title: